OBIE MEDIA CORPORATION
                          EMPLOYEE SHARE PURCHASE PLAN

                        ADOPTED BY THE BOARD OF DIRECTORS
                              ON FEBRUARY 25, 2000



                               ARTICLE I - PURPOSE

1.01.    Purpose

The Obie Media Corporation Employee Share Purchase Plan is intended to provide a method whereby Employees of Obie Media Corporation and its Subsidiary Corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

                            ARTICLE II - DEFINITIONS

2.01.    Base Pay

"Base Pay" shall mean W-2 pay, excluding income arising from exercising stock options.

2.02.    Discount Percentage

"Discount Percentage" shall mean that percentage (between 90 and 100%) of the market value of the Company's shares which the Plan Administrator establishes for determining the purchase price for shares under the Plan.

2.03.    Employee

"Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.

2.04.    Offering

"Offering" means a quarterly offering of the rights to purchase shares of the Company's Common Stock.













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2.05.    Offering Commencement Date

"Offering Commencement Date" means the first of any January, April, July or October, as the case may be, on which the particular Offering begins.

2.06.    Offering Termination Date

"Offering Termination Date" means the March 31, June 30, September 30 or December 31, as the case may be, on which the particular Offering terminates.

2.07.    Plan Administrator

"Plan Administrator" means the person or persons appointed by the Board of Directors to Administer the Plan in accordance with Article XI.

2.08.    Subsidiary Corporation

"Subsidiary Corporation" shall mean any present or future corporation which (i) would be a subsidiary corporation of Obie Media Corporation as that term is defined in Section 424 of the Code and (ii) is designated as a participating employer in the Plan by the Plan Administrator.

                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01.    Initial Eligibility

All Employees of the Company shall be eligible to participate in the Plan except as follows:

         (a)      No  Employee  who  is  covered  by  a  collective   bargaining
                  agreement may participate unless the terms of such collective bargaining agreement provide for participation in this Plan.

         (b) Employees who reside outside the United States shall not participate unless the Board of Directors of the Company, by duly authorized resolution, authorizes such Employees to participate.

Any Employee who shall have completed one year of employment and shall be employed by the Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan, which commence on or after such one-year period has concluded.



















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3.02.    Leave of Absence

For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence, and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence, unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

3.03.    Restrictions on Participation

Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

         (a) if, immediately after the grant, such Employee would own shares, and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining share ownership of any Employee); or

         (b) which permits his or her rights to purchase shares under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the shares (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04.    Commencement of Participation

An Employee may participate in the Plan by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the Plan Administrator on or before the date set therefor by the Plan Administrator, which date shall be prior to the Offering Commencement Date for the Offering. Payroll deductions for an Employee shall commence on the applicable Offering Commencement Date when his or her authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the Employee as provided in Article VIII.


















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                      ARTICLE IV - OFFERINGS; TERM OF PLAN

4.01.    Quarterly Offerings

The Plan will be implemented by quarterly offerings of rights to purchase shares of the Company's Common Stock beginning on the 1st day of January, April, July and October in each of the years 2000, 2001, 2002, 2003 and 2004. Each Offering shall terminate on the last day of the month before the start of the next following Offering. The maximum number of shares issued in the respective years shall be:

         For 2000:         25,000 shares.

         For 2001:         25,000 shares plus unissued shares from the prior
                           Offerings, whether offered or not.

         For 2002:         25,000 shares plus unissued shares from the prior
                           Offerings, whether offered or not.

         For 2003:         25,000 shares plus unissued shares from the prior
                           Offerings, whether offered or not.

         For 2004: Up to 25,000 shares plus unissued shares from the prior Offerings, whether offered or not.

4.02.    Term of Plan

Unless terminated earlier pursuant to Section 12.05, the Plan shall terminate on January 1, 2005.

                         ARTICLE V - PAYROLL DEDUCTIONS

5.01.    Amount of Deduction

At the time an Employee files an authorization for payroll deduction, he or she shall elect to have deductions made from his or her Base Pay on each payday during the time he or she is participating in an Offering. The deduction shall be either:

         (a) a specified dollar amount, not to exceed ten percent of Base Pay in effect at the Offering Commencement Date of such Offering; or

         (b) a whole percentage between one and ten percent of Base Pay in effect at the Offering Commencement Date of such Offering.















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In the case of a part-time hourly  Employee,  such Employee's Base Pay during an
Offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

5.02.    Employee's Account

All payroll deductions made for an Employee shall be credited to his or her account under the Plan. An Employee may not take any separate cash payment into such account except when on leave of absence and then only as provided in
Section 5.04.

5.03.    Changes in Payroll Deductions

An Employee may discontinue participation in the Plan as provided in Article VII, but no other change can be made during an Offering and, specifically, an Employee may not alter the amount of payroll deductions for that Offering.

5.04.    Leave of Absence

If a participating Employee goes on a leave of absence, such Employee shall have the right to elect: (a) to withdraw the balance in his or her account pursuant to Section 7.02 and discontinue contributions to the Plan, or (b) continue to participate in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Employee during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extend that amounts payable by the Company to such Employee are insufficient to meet his or her authorized Plan deductions.

                          ARTICLE VI - GRANTING OPTIONS

6.01.    Number of Option Shares

On the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Company equal to an amount determined as follows: an amount equal to

         (a) either (a) the aggregate dollar amount of deductions which he or she has elected to have withheld during the Offering; or
                  (b) that percentage of the Employee's Base Pay which he or she has elected to have withheld multiplied by the Employee's Base Pay during the period of that Offering;

















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         (b)      divided by the amount which the Plan Administrator establishes as the purchase price per share for the applicable Offering.

The Plan Administrator shall establish the purchase price as a percentage of the market value of the Company's shares, determined as provided in Section 6.02 below. An Employee's Base Pay during the period of an Offering shall be determined by multiplying the normal weekly rate of pay (as in effect on the last day prior to the Offering Commencement Date of the particular Offering) by 13 or the hourly rate by 520; provided that, in the case of a part-time hourly Employee, the Employee's Base Pay during the period of an Offering shall be determined by multiplying such Employee's hourly rate by the number of regularly scheduled hours of work for such Employee during such Offering.

6.02.    Option Price

The option price of shares purchased with payroll deductions made during each Offering shall be determined by applying a Discount Percentage to the market value of the shares. The Discount Percentage for each Offering shall be established by the Plan Administrator and announced to the Employees prior to the commencement of the Offering Period. The Discount Percentage shall be not less than 90% and may be any percentage between 100% and 90%, as determined by the Plan Administrator. The option price of shares shall be the lower of:

         (a) the Discount Percentage times the closing price of a share on the Offering Commencement Date or the nearest prior business day on which trading occurred on the NASDAQ National Market or other principal trading market; or

         (b) the Discount Percentage for the Offering times the closing price of a share on the Offering Termination Date or the nearest prior business day on which trading occurred on the Nasdaq SmallCap Market.

If the Common Stock of the Company is not admitted to trading on the Nasdaq National Market or other national trading market on any of the aforesaid dates for which closing prices of shares are to be determined, then reference shall be made to the fair market value of the shares on that date, as determined on such basis as shall be established or specified for the purpose by the Plan Administrator.

                        ARTICLE VII - EXERCISE OF OPTION

7.01.    Automatic Exercise

Unless an Employee gives written notice to the Company as hereinafter provided, his or her option for the purpose of purchasing shares with payroll deductions made during any offering













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will be deemed to have been exercised  automatically on the Offering Termination
Date applicable to such offering, for the purchase of the number of full shares which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6.01), and any excess in his or her account at that time will be returned to the participant.

7.02.    Withdrawal of Account

By written notice to the Plan Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his or her account at such time.

7.03.    Fractional Shares

Fractional shares will not be issued under the Plan, and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Employee promptly following the termination of an Offering, without interest.

7.04.    Transferability of Option

During an Employee's lifetime, options held by the Employee shall be exercisable only by that Employee.

7.05.    Delivery of Shares

As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participating Employee, as appropriate, the shares purchased upon exercise of the option.

                            ARTICLE VIII - WITHDRAWAL

8.01.    In General

As indicated in Section 7.02, an Employee may withdraw payroll deductions credited to his or her account under the Plan at any time by giving written notice to the Plan Administrator. All of the Employee's payroll deductions credited to his or her account will be paid to the Employee promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made from such Employee's pay during such Offering. The Company may, at its option, treat any attempt to borrow by an Employee on the security of accumulated payroll deductions as an election, under Section 7.02, to withdraw such deductions.















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8.02.    Effect on Subsequent Participation

An Employee's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03.    Termination of Employment

Upon termination of the Employee's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his or her account will be returned to the Employee, or, in the case of death subsequent to the termination of employment, to the person or persons entitled thereto under Section 12.01.

8.04.    Termination of Employment Due to Death

Upon termination of the Employee's employment because of death, the beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Plan Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of 60 days commencing with the date of the death of the Employee, either:

         (a) to withdraw all of the payroll deductions credited to the Employee's account under the Plan, or

         (b) to exercise the Employee's option for the purchase of shares on the Offering Termination Date next following the date of the Employee's death for the purchase of the number of full shares which the accumulated payroll deductions in the Employee's account at the date of the Employee's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the Plan Administrator, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (a) above, to withdraw the amounts credited to the Employee's account.

8.05.    Leave of Absence

An Employee on leave of absence shall,  subject to the election made pursuant to
Section 5.04, continue to participate in the Plan so long as such person is on continuous leave of absence. An Employee who has been on leave of absence for more than 90 days, and who therefore is not an














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Employee for the purpose of the Plan,  shall not be entitled to  participate  in
any  offering   commencing  after  the  90th  day  of  such  leave  of  absence.
Notwithstanding any other provisions of the Plan, if an Employee on leave of absence returns to regular full-time or part-time employment with the Company, such person may participate in the Plan at the beginning of the next Offering Period.

                               ARTICLE IX - SHARES

9.01.    Maximum Shares

The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04, shall be 25,000 shares per year, plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 100,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Employee under the Plan shall be returned to the Employee as promptly as possible.

9.02.    Employee's Interest in Option Shares

An Employee will have no interest in shares covered by an option until such option has been exercised.

9.03.    Registration of Shares

Shares to be delivered under the Plan will be registered in the name of the Employee, or, if the Employee so directs by written notice to the Plan Administrator prior to the Offering Termination Date applicable thereto, in the names of the Employee and one such other person as may be designated by the Employee, as joint tenants with rights of survivorship, or as tenants by the entireties, to the extent permitted by applicable law.

                       ARTICLE X - RESTRICTIONS ON SHARES


10.01.   Restrictions on Exercise

The Plan Administrator may, in its discretion, require as conditions to the exercise of any option, that the shares of Common Stock reserved for issuance upon the exercise of the option shall have














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been duly listed,  upon official  notice of issuance,  upon a stock  exchange or other inter-dealer quotation system, and that either:

         (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

         (b) the Employee shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

                           ARTICLE XI - ADMINISTRATION

11.01.   Appointment of Plan Administrator

The Board of Directors shall appoint a Plan Administrator to administer the Plan.

11.02.   Authority of Plan Administrator

Subject to the express provisions of the Plan, the Plan Administrator shall have plenary authority in its discretion to interpret and construe any and all provision of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Plan Administrator's determination on the foregoing matters shall be conclusive.

11.03.   Rules Governing the Administration of the Plan Administrator

If more than one person is appointed to serve as Plan Administrator, the Board of Directors may from time to time appoint members of the Plan Administrator in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, in the Plan Administrator. The Plan Administrator may select one of its members as its Chairman and shall hold meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Plan Administrator shall be made by a majority of its members. The Plan Administrator may correct any defect or omission, or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Plan Administrator shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Plan Administrator may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
















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                           ARTICLE XII - MISCELLANEOUS


12.01.   Designation of Beneficiary

An Employee may file a written designation of a beneficiary who is to receive any shares and/or cash. Such designation of beneficiary may be changed by the Employee at any time by written notice to the Plan Administrator. Upon the death of an Employee and upon receipt by the Company of proof of identity and existence at the Employee's death of a beneficiary validly designated under the Plan, the Company shall deliver such shares and/or cash to such beneficiary. In the event of the death of an Employee, and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Employee's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Employee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents of the Employee as the Company may designate. No beneficiary shall, prior to the death of the Employee, acquire any interest in the shares of cash credited under the Plan.

12.02.   Transferability

Neither payroll deductions credited to an Employee's account nor any rights with regard to the exercise of an option, or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with
Section 7.02.

12.03.   Use of Funds

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.04.   Adjustment Upon Changes in Capitalization

         (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Plan Administrator in the number and/or kind of shares which are subject to purchase under outstanding options and on the option











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                  exercise  price  or  prices  applicable  to  such  outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted.

         (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or shares of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.05.   Amendment and Termination

The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to Section 12.04); or (ii) amend the requirements as to the class of Employees eligible to purchase shares under the Plan. No termination, modification or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase shares, adversely affect the rights of such Employee under such option.

12.06.   Effective Date

The Plan shall become effective as of April 1, 2000, subject to approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before December 31, 2000. IF the Plan is not so approved, the Plan shall not become effective.

12.07.   No Employment Rights

The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall










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not be deemed to interfere in any way with the Company's right to terminate,  or otherwise modify, an Employee's employment at any time.

12.08.   Effect of Plan

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative or creditors of such Employee.

12.09.   Governing Law

The law of the State of Oregon will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.